Exhibit 10.1


                                SUPPLEMENT TO THE


                                    KANEB LLC


                          2002 LONG TERM INCENTIVE PLAN






                        DATED EFFECTIVE OCTOBER 31, 2004















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                           SUPPLEMENT TO THE KANEB LLC

                          2002 LONG TERM INCENTIVE PLAN


     WHEREAS, at the request of Kaneb Pipe Line Company LLC, Kaneb LLC, a Delaware limited liability company, established the Kaneb LLC 2002 Long Term Incentive Plan, dated effective as of July 18, 2002 and amended on June 30, 2003 (the "Original Plan"), for John R. Barnes so as to offer him a further incentive to increase the value of Kaneb Pipe Line Partners, L.P., a Delaware limited partnership;

     WHEREAS, on July 30, 2002, John R. Barnes  transferred,  in accordance with section 8.7 of the Original Plan, his Plan benefits to a trust (the "Trust") formed pursuant to that certain Agreement of Trust, dated as of September 28, 1999 with Commonwealth Trust Company as trustee;

     WHEREAS, the parties to the Original Plan desire to supplement the terms and provisions of such plan by entering into this Supplement to the Kaneb LLC 2002 Long Term Incentive Plan (the "Supplement");

     WHEREAS, the Original Plan is incorporated herein by this reference and the Original Plan, as supplemented by this Supplemental, is herein called the "Plan"; and

     WHEREAS, it is intended that the Plan shall constitute a bonus program within the meaning of Department of Labor Regulation section 2510.3-2(c) that is exempt from coverage under the Employee Retirement Income Security Act of 1974, as amended;

     NOW, THEREFORE, Kaneb LLC adopts and supplements the Plan as follows.

                                   ARTICLE I

                                   DEFINITIONS

     1.1 For all purposes of this Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Original Plan.

     1.2 Section 2.2 of the Original Plan is hereby amended and restated in its entirety to read as follows:

          "2.2 `Adjusted Ending Market Capitalization Value' is the Ending Market Capitalization Value reduced by all proceeds received by the Partnership from the sale of Units (the offering price multiplied by the number of units issued) during the Measurement Period and increased by the cost of any Units acquired by the Partnership during the Measurement Period."

     1.3 Section 2.18 of the Original Plan is hereby amended and restated in its entirety to read as follows:

          "2.18 `Payment Amount' means, if calculated

          (a) at any time on or after a Change Of Control, the death of John R. Barnes, or the disability of John R. Barnes (as determined at the discretion of the Board), an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775, or

          (b) absent a Change of Control, the death of John R. Barnes, or the disability of John R. Barnes (as determined at the discretion of the Board) and

               (i) prior to December 31, 2002, $ - 0 -,

               (ii) after December 30, 2002, but prior to December 31, 2003, twenty percent (20 %) of an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775,

               (iii) after December 30, 2003, but prior to December 31, 2004, forty percent (40%) of an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775,

               (iv) after December 30, 2004, but prior to December 31, 2005, sixty percent (60%) of an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775,

               (v) after December 30, 2005, but prior to December 31, 2006, eighty percent (80%) of an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775,

               (vi) after December 30, 2006, an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775."

     1.4 The following are definitions used in this Supplement:

          (a) "Average Closing Price" shall have the meaning set forth in the Vortex Agreement.

          (b) "Condition Date" shall have the meaning set forth in the Vortex Agreement.

          (c) "Vortex Agreement" shall mean that certain Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, VLI Sub B, Kaneb Pipeline Partners LP and Kaneb Pipeline Company LLC.

          (d) "Vortex Consideration" is the amount equal to:

               (i) $61.50, if the Average Closing Price as of the Condition Date is greater than $54.39 and less than $60.11;

               (ii) 1.1307 multiplied by the Average Closing Price as of the Condition Date, if the Average Closing Price as of the Condition Date is equal to or less than $54.39; or

               (iii) 1.0231 multiplied by the Average Closing Price as of the Condition Date, if the Average Closing Price as of the Condition Date is equal to or greater than $60.11.

          (e) "VLI Distribution" is the amount equal to the greater of (i) $3.42 or (ii) the annualized amount of the quarterly distribution to be paid by Valero L.P., a Delaware limited partnership, as most recently announced prior to the Condition Date.

          (f) "Vortex Distribution" is the amount equal to:

               (i) the VLI Distribution multiplied by a quotient, the numerator of which is $61.50 and the denominator of which is the Average Closing Price as of the Condition Date (such quotient to be rounded to the nearest ten thousandth), if the Average Closing Price as of the Condition Date is greater than $54.39 and less than $60.11;

               (ii) the VLI Distribution multiplied by 1.1307, if the Average Closing Price as of the Condition Date is equal to or less than $54.39; or

               (iii) the VLI Distribution multiplied by 1.0231, if the Average Closing Price as of the Condition Date is equal to or greater than $60.11.

                                   ARTICLE II

               CALCULATION AND PAYMENT OF BENEFIT IN THE EVENT OF
                           A VORTEX CHANGE OF CONTROL

     2.1 If the Maturity Date is the date on which a Change of Control occurs as a result of the consummation of the transactions contemplated by the Vortex Agreement (the "Vortex Change of Control"), the Employer shall pay the Participant the greater of (a) or (b), where (a) is the Payment Amount, and (b) is an amount equal to two percent of the result of the Adjusted Ending Market Capitalization Value minus $805,723,775, with the following changes to the definitions in the Plan:

          (a) "Average Ending Yield" shall mean the yield calculated by dividing the Vortex Distribution by the Vortex Consideration.

          (b) "Distribution" means the Vortex Distribution.

          (c) "Ending Market Capitalization Value" means the Adjusted Ending Price multiplied by the number of Units outstanding at the close of trading on the NYSE full trading day immediately preceding the Condition Date.

          (d) "Ending PMLP Yield" means the PMLP Yield at the close of trading on the NYSE full trading day immediately preceding the Condition Date, or if PMLP Yield is not calculated on that date, the arithmetic mean of yields calculated on that date, for the partnerships last used in calculating PMLP Yield.

     2.2 In the event of a Vortex Change of Control the amount of Plan benefits to be paid to the Participant shall be calculated in accordance with Section 2.1 of this Supplement in lieu of Section 4.1 of the Original Plan.

                                  ARTICLE III

                                  MISCELLANEOUS

     3.1 Each reference in the Original Plan shall, unless the context otherwise requires, mean the Original Plan as supplemented by this Supplement.

     3.2 Except as expressly supplemented and amended hereby, the Original Plan shall continue in full force and effect in accordance with the provisions thereof, and the Original Plan, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Supplement and all its provisions shall be deemed a part of the Original Plan in the manner and to the extent herein and therein provided.

     3.3 This Supplement may be executed in any number of counterparts, all of which together make and shall constitute one and the same instrument and any of the parties hereto may execute this Supplement by signing any such counterpart.

     3.4 The validity, interpretation, construction and enforceability of the Plan shall be governed by the laws of the State of Texas.


                         (signatures on following page)

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     IN WITNESS  WHEREOF,  Kaneb LLC has caused this Agreement to be executed by its authorized officer, effective as of October 31, 2004.

                                      KANEB LLC



                                      By    //s//  HOWARD C. WADSWORTH
                                      Name:  Howard C. Wadsworth
                                      Title: Vice President



ACCEPTED BY THE PARTICIPANT

By:     Commonwealth Trust Company, as trustee
        of the Trust

By:   //s//  PETER A. HORTY
Name:   Peter A. Horty
Title:  President